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                                                                    EXHIBIT 8.1

                  [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]



                                October 21, 1996


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
31700 Middlebelt Road, Suite 145
Farmington Hills, Michigan  48334

Gentlemen:

         We are acting as counsel to Sun Communities Operating Limited Partnership, a Michigan limited partnership (the "Operating Partnership"), and Sun Communities, Inc., a Maryland corporation (the "Company"), in connection with their registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about October 17, 1996 relating to the proposed public offering of up to $500,000.000 in aggregate amount of one or more series of (i) unsecured debt securities (the "Partnership Debt Securities") by the Operating Partnership, (ii) debt securities (the "Company Debt Securities"; the Company Debt Securities and the Partnership Debt Securities are sometimes hereinafter collectively referred to as the "Debt Securities") by the Company, (iii) shares of the Company's preferred stock, $.01 par value (the "Preferred Stock"), (iv) shares of the Company's common stock (the "Common Stock"), $.01 par value (the "Common Stock"), and (v) warrants for the purchase of Preferred Stock or Common Stock (the "Warrants" and, together with the Partnership Debt Securities, Company Debt Securities, Preferred Stock, and Common Stock, the "Securities"), all of which Securities may be offered and sold by the Company and the Operating Partnership from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of our opinions set forth below, we assume that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (a "Board Action"), in its own capacity or in its capacity as general partner of the Operating Partnership, in accordance with the Company's Articles of Amendment and Restatement (the "Charter"), and applicable Maryland law, (ii) any senior Debt Securities will be issued pursuant to a "Senior Indenture" and any subordinated Debt Securities will be issued pursuant to a "Subordinated Indenture", the forms
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
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of which are filed as Exhibits 4.1 and 4.2, respectively, to the Registration
Statement, and (iii) any Securities Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

         For purposes of this opinion letter, we have examined copies of the following documents:

         A.      An executed copy of the Registration Statement;

         B.      The Charter;

         C.      The Bylaws of the Company;

         D. The forms of Indenture between the issuer of the Debt Securities and the trustee to be named therein, filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement (the "Indentures");

         E. Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership;

         F. The first through eighth amendments, inclusive, to the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership; and

         G. Officer's Certificate (the "Certificate"), a copy of which is attached to this letter as Exhibit A.

         The documents listed in items A-G above are collectively referred to as the "Documents".

         In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; and (iii) all Documents submitted to us as copies conform to the originals of such Documents. Our review has been limited to examining the Documents and applicable law.

         To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
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in the Certificate, and we have not undertaken to independently verify any such facts or information.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

                 1. When the Registration Statement has become effective under the Securities Act of 1933 (the "Act") and when the Debt Securities have been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company or the Operating Partnership (hereinafter sometimes referred to as the "Issuer") against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Issuer enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

                 2. When the Registration Statement has become effective under the Act and when a series of the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Charter and applicable law, and, upon issuance and delivery of certificates for such Preferred Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be validly issued, fully paid and non-assessable.

                 3. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
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         contemplated by the Registration Statement and/or the applicable
         Prospectus Supplement, the shares represented by such certificates will be validly issued, fully paid and non-assessable by the Company.

                 4. When the Registration Statement has become effective under the Act and when the Securities Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Share Warrants will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities Warrants are considered in a proceeding in equity or at law).

         To the extent that the obligations of the Issuer under an Indenture may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 1 above that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 4 above that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
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valid and binding obligation of the Warrant Agent enforceable against the
Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         The opinions expressed in paragraphs (1) and (4) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the use of the name of our firm in the Prospectus under the caption "LEGAL MATTERS".

                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                             /s/ Jeffrey L. Forman

                               Jeffrey L. Forman
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                                  EXHIBIT "A"
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                             OFFICER'S CERTIFICATE

         The undersigned, the duly elected and acting Secretary and Senior Vice President of SUN COMMUNITIES, INC., a Maryland corporation (the "Corporation"), hereby represents and warrants the following to Jaffe, Raitt, Heuer & Weiss, professional corporation ("JRH&W"):

         1. Sun Communities, Inc. ("Sun") is a corporation formed under the laws of the State of Maryland.

         2. The Articles of Amendment and Restatement of the Company have not been amended since November 8, 1993.

         3. The Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership, a Michigan limited partnership, has not been amended other than pursuant to amendments prepared by JRH&W.


October 21, 1996                        _______________________________________
                                        Jeffrey P. Jorissen, Senior Vice
                                        President and Secretary of Sun
                                        Communities, Inc.